SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.    )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       INTIME SYSTEMS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)
                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:
         ......................................................................
      2) Aggregate number of securities to which transaction applies:
         ......................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
         ......................................................................
      4) Proposed maximum aggregate value of transaction:
         ......................................................................
      5) Total fee paid:
         ......................................................................
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)      Amount Previously Paid:
                  ...................................................
          2)      Form, Schedule or Registration Statement No.:
                  ...................................................
          3)      Filing Party:
                  ...................................................
          4)      Date Filed:
                  ...................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       INTIME SYSTEMS INTERNATIONAL, INC.


To All Stockholders:

         The annual meeting of the stockholders of Intime Systems International, Inc. (the "Company") will be held at the offices of the Company located at 1601 Forum Place, 5th Floor, West Palm Beach, Florida, on July 1, 1997 at 9:30 a.m. for the following purposes:

(1) To elect the members to serve on the board of directors of the Company until the Company's next annual meeting.

(2) To ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1997.

(3) To approve an amendment of the Company's 1994 Stock Option Plan increasing the number of options by 50,000.

(4) For the transaction of other lawful business that may properly come before the meeting.

         The board of directors has fixed the close of business on May 21, 1997 as the record date for a determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

         If you do not plan on attending the meeting, please vote, date, sign and mail the enclosed proxy card promptly to Mr. Michael Matte, Chief Financial Officer, InTime Systems International, Inc., 1601 Forum Place, 5th Floor, West Palm Beach, Florida, 33401.

Dated: May 27, 1997                          By Order of the Board of Directors


                                             By: William E. Berry, Secretary

                       INTIME SYSTEMS INTERNATIONAL, INC.

                                 PROXY STATEMENT


         THE ENCLOSED PROXY IS SOLICITED BY WILLIAM E. BERRY AND JOHN E. STEINER ON BEHALF OF THE MANAGEMENT OF INTIME SYSTEMS INTERNATIONAL, INC. (THE "COMPANY") FOR USE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 1997 AT 9:30 A.M. AT THE OFFICES OF THE COMPANY, 1601 FORUM PLACE, 5TH FLOOR, WEST PALM BEACH, FLORIDA. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from stockholders either in person or by telephone or letter without extra compensation. All expenses of this solicitation will be paid by the Company. Since proxies are being solicited by management (two of whom are directors) and management serves at the will of the board of directors, management may have a conflict of interest in recommending how stockholders vote for the proposals. In addition to the inherent conflict of interest that may arise from board of directors recommending their own re-election, management and the board of directors may have a conflict of interest with regard to the resolution to approve expansion of the 1994 Stock Option Plan (the "Plan"). See Proposal 3. "Amendment of 1994 Stock Option Plan". The Plan provides for the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, (the "Code"), and for the grant of non-qualified stock options (collectively "Options"). A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

         Only stockholders of record at the close of business on May 21, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting. Each share of Class A and Class B common stock outstanding on the record date is entitled to one vote and five votes, respectively, on all proposals. Messrs. William E. Berry and John E. Steiner, the Company's president and chairman of the board of directors, each are the beneficial owners of 1,218,626 shares of the Company's Class B stock and 2,000 shares of Class A stock. Accordingly, each may cast 6,095,130 votes, representing approximately 40% of the voting power each. As of the close of business on May 21, 1997, 1,823,674 and 2,684,022 shares of Class A and Class B common stock of the Company, respectively, were outstanding which means that a total of 15,243,784 votes are eligible to be cast at the meeting. All proposals require a vote of the majority of the stockholders present in person or by proxy except for the election of directors who shall be elected by a plurality of such votes.

         This proxy statement and the accompanying proxy are first being mailed to stockholders on or about May 27, 1997.

DIRECTORS AND EXECUTIVE OFFICERS

         The executive officers and directors of the Company are as follows:


NAME                     AGE              POSITIONS
----                     ---              ---------
William E. Berry         63               President, Secretary and Director
John E. Steiner          55               Chairman of the Board
Michael Matte            37               Chief Financial Officer
Corine Goldkiller        50               Senior Vice President of Human
                                            Resources Consulting
James C. Dean            39               Vice President
Sherman A. Drusin        54               Director


There is one vacancy on the board of directors.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth as of May 21, 1997 certain information relating to the beneficial ownership of the Company's Class A and Class B shares of stock by any person (including any "group") known by the Company (i) to be the beneficial owner of more than 5% of such securities, (ii) each director and nominee, (iii) each named executive officer in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                                                                                                PERCENTAGE OF
                                                                                                OUTSTANDING
                                                                        AMOUNT AND                 CLASS
                                                                         NATURE OF                A AND B
TITLE OF                 NAME AND ADDRESS                               BENEFICIAL               SECUTIRIES          VOTING
CLASS                    BENEFICIAL OWNER                              OWNERSHIP(1)               OWNED(1)(2)       POWER(1)
--------                 ----------------                              ------------           ---------------       --------
Class A and              William E. Berry                             1,220,626(2)(3)              27.1%               40%
Class B Stock            1601 Forum Place
                         West Palm Beach, FL  33041

Class A and              John E. and Carol E. Steiner                 1,220,626(2)(4)              27.1%               40%
Class B Stock            1601 Forum Place
                         West Palm Beach, FL  33041

Class A Stock            James C. Dean                                   28,964(5)                   *                  *
and                      1601 Forum Place
Vested Options           West Palm Beach, FL  33041

                                                                                                PERCENTAGE OF
                                                                                                OUTSTANDING
                                                                        AMOUNT AND                 CLASS
                                                                         NATURE OF                A AND B
TITLE OF                 NAME AND ADDRESS                               BENEFICIAL               SECUTIRIES          VOTING
CLASS                    BENEFICIAL OWNER                              OWNERSHIP(1)               OWNED(1)(2)       POWER(1)
--------                 ----------------                              ------------           ---------------       --------
Class A Stock            Corine C. Goldkiller                            33,212(6)                   *                  *
and                      1601 Forum Place
Vested Options           West Palm Beach, FL  33041


Class A Stock            Mark Murphy                                     28,333(7)                   *                  *
and                      6160 St. Andrews Road, #1
Vested Options           Columbia, SC  29212

Vested Options           Sherman A. Drusin                               26,000(8)                   *                  *
                         84 Westchester Business Park
                         Drive
                         Armonk, NY  10504

Class A and              William J. Hurley                                   0                       0                  0
Class B                  3150 North A1A
Stock and                No. Hutchinson Island, FL  34949
Unvested Options

Class A and              All Directors and Executive                   2,554,428(8)                55.3%              80.1%
Class B Stock and        Officers of the Company as a
Vested                   group (six persons)
Options

------------
    * Less than 1%

         (1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Except as otherwise indicated, each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.

         (2) Includes 929,603 Escrowed Shares (See "Escrowed Shares and Options") beneficially owned each by Messrs. Steiner and Berry.

         (3) Includes 2,000 shares of Class A Common Stock owned by Mr. Berry and 1,218,626 shares of Class B Common Stock held in the name of William E. Berry, Declaration of Trust U/A which is controlled by William E. Berry, Trustee.

         (4)      Includes 2,000 shares of Class A Common Stock.

         (5) Includes 20,631 (of which 12,892 are Escrowed Shares) and 8,333 shares of Class A Common Stock underlying vested Options exercisable at $1.76 and $5.25 per share respectively.

         (6) Includes 12,378 (of which 7,735 are Escrow Shares) and 20,834 shares of Class A Common Stock underlying vested Options exercisable at $1.76 and $7.25 per share, respectively.

         (7) Includes 11,111 and 6,667 shares of Class A Common Stock underlying vesting Options exercisable at $5.00 and $5.25 per share respectively granted to Mr. Mark Murphy who resigned as an officer on April 15, 1997.

         (8) Includes 23,833 shares of Class A Common Stock underlying vested Options which the Company granted to Mr. Drusin exercisable at $5.00 - $7.35 per share and excludes shares underlying 11,166 options held by Mr. Drusin not exercisable within 60 days.

         (9) Includes 25,000 vested Options exercisable at $6.50 - $6.75 per share to Mr. Michael Matte, the Company's chief financial officer.


ESCROWED SHARES AND OPTIONS

         At May 21, 1997, of the currently outstanding 2,715,664 shares of Class B common stock and 245,788 Options, 1,934,206 shares and 61,225 Options were held in escrow (the "Escrowed Shares"). The Class B common stock is not assignable or transferable (but may be voted) until such time, if ever, that the Shares are released from escrow according to the terms of an Escrow Agreement dated February 24, 1995. All shares remaining in escrow on March 31, 1999 will be forfeited and canceled.

         The following sets forth the number of Escrowed Shares beneficially owned by executive officers, directors and principal stockholders of the
Company:

NAME                          NUMBER OF SHARES           OPTIONS
----                          ----------------           -------
William E. Berry                  929,603                     0
John E. Steiner                   929,603                     0
James C. Dean                           0                12,892
Corine C. Goldkiller                    0                 7,735



         The rights to these Escrowed Shares are not affected by a change in a person's status as an employee, officer, director, or his relationship with the Company, and in the event of such stockholder's death, the terms of the Escrow Agreement will be binding on such stockholder's executor, administrator, estate and legatees.

         Pursuant to the Escrow Agreement, 60% of the Escrowed Shares (1,133,808 shares and 36,735 Options) will be released from escrow if the Company's Minimum Pretax Income (as defined below, which definition causes the adjustments set forth herein) meets or exceeds the following targets:

         YEAR ENDING
         DECEMBER 31                      TARGET
         -----------                  ----------
             1997                     $6,000,000
             1998                     $8,500,000



         All Escrowed Shares will be released from escrow if any of the following tests are met:

         (i) the Company's Minimum Pretax Income meets or exceeds any one of the following targets:

        YEAR ENDING
        DECEMBER 31
        -----------
            1997               $ 7,300,000
            1998               $10,300,000



         (ii) beginning August 16, 1996 and ending February 16, 1998, the bid price of the Class A common stock averages in excess of $16.50 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

         (iii) there is a sale of the Company that results in stockholders receiving at least $16.50 per share in cash or marketable securities between August 16, 1996 and February 16, 1998.

         As used above, Minimum Pre-Tax Income for any fiscal year means the Company's net income, before provision for income taxes and exclusive of any extraordinary earnings or charges to income resulting from the release of the Escrowed Shares. Minimum Pre-Tax Income assumes the release of all of the Escrowed Shares and shall be increased proportionally to reflect the issuance of any other additional shares of Class A common stock under certain circumstances.


PROPOSAL 1.   ELECTION OF DIRECTORS

         Four directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of stockholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the board of directors. The current board of directors has by resolution established the number of directors at four. One vacancy currently exists. The underwriter of the Company's initial public offering has the right to designate one person to the Company's board of directors. None of the current nominees to the board are Underwriter's designees.

         The nominees for the board of directors are set forth below. The proxy holders intend to vote all proxies received by them for the nominees for directors listed below unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director.

         Directors shall be elected by a plurality of the votes cast at the annual meeting.

                         NOMINEES TO BOARD OF DIRECTORS


NAME                     AGE    POSITION WITH THE COMPANY        SINCE
----                     ---    -------------------------        -----
William E. Berry         63     President, Secretary and         1994
                                Director

John E. Steiner          55     Executive Vice President,        1994
                                Treasurer and Chairman of
                                the Board

Sherman A. Drusin        54     Director                         1994

William J. Hurley        57     Management Consultant            New Nominee



         WILLIAM E. BERRY, the Company's president, secretary and a director of the Company since January 1994, co-founded The Consulting Team, Inc. ("TEAM"), a subsidiary of the Company, with John E. Steiner. Mr. Berry has been chairman and chief executive officer of TEAM from its inception in 1985. In addition to his duties as president and chief executive officer of the Company, Mr. Berry is directly involved in the Company's marketing of the Company's consulting services and its software product. Mr. Berry is the founder and past president of the South Florida Chapter of the Association of Human Resource Systems Professionals ("HRSP") and served on the national HRSP Board of Directors from 1988 to 1993. Mr. Berry also served on the SHRM National Committee on Human Resource Information Systems from 1990-1991.

         JOHN E. STEINER has been the Company's executive vice president and chairman of the board of directors since January 1994. He co-founded TEAM with Mr. Berry and has been president of

TEAM since its inception in 1985. Mr. Steiner was responsible for development of TAMS and TAMS/O, the Company's software products. Mr. Steiner has been active in the American Payroll Association and is a member of The Information Technology Association of America.

         SHERMAN A. DRUSIN was elected a director in April 1994. Since January 1994, Mr. Drusin has been president, director and an estate planner for Preferred Benefit Plans, Inc., an affiliate of Wallberg Company, Inc., in Armonk, New York and since February 1997, he has been a corporate finance consultant. From March 1995 until February 1997, Mr. Drusin was director of corporate finance for Sterling Foster and Company. From March 1992 through December 1993, Mr. Drusin was vice president of corporate finance for J. Gregory & Company, an investment banking firm. From September 1987 through February 1992, Mr. Drusin was president and treasurer of Computer Systems Advisors Group, Inc. a subsidiary of the Computer Systems Advisors, a company publicly traded on the Singapore Stock Exchange.

         WILLIAM J. HURLEY has been an information systems and management consultant since March 1995. He has periodically acted as a consultant to the Company since June 1996. Prior to that time, from April 1988 through December 1995, Mr. Hurley was employed by Bayer, Inc., a large drug company, located in Tarrytown, New York. His last position was as director for the information systems division where Mr. Hurley was responsible for information systems, telecommunications and scientific information (research) management systems.

DIRECTORS' COMPENSATION

         In June 1996, the outside directors began receiving $1,250 for each meeting attended as cash compensation for serving on the Board of Directors in addition to reimbursement of reasonable expenses incurred in attending meetings. Pursuant to the Plan, directors who are not employees receive a grant of 12,000 10-year Options which vest in 1/6 increments every June 30 and December 31 provided the director is still serving in that capacity. The 1994 initial grant of directors' options to the Company's outside directors including Mr. Drusin fully vested in December 1996. Accordingly they each automatically received a new grant of 12,000 Options on January 1, 1997, exercisable at approximately $7.25 per share. With his resignation as a director on April 16, 1997, the Options granted to Mr. Richard H. Williams in 1997 lapsed. In July 1996, an additional 10,000 Options were granted to each of Messrs. Drusin and Williams to compensate them for services performed as directors. The Options are exercisable at approximately $7.34 per share over a 10-year period and vest as described above. With Mr. Williams' resignation, 8,333 Options lapsed.

OTHER EXECUTIVE OFFICERS

         MICHAEL MATTE became chief financial officer of the Company in October 1996. Prior to joining the Company, Mr. Matte served as chief financial officer for Torwest, Inc., a U.S. holding company of a Canadian conglomerate from 1992 through October 1995. Prior to that, he served as a senior manager with Price Waterhouse LLP. Mr. Matte is a CPA and a member of the American and Florida Institutes of Certified Public Accountants.

         CORINE C. GOLDKILLER joined the Company in April 1990. In June 1996, Ms. Goldkiller was promoted to senior vice president of human resources consulting of the Company and TEAM. In the fall of 1995, Ms. Goldkiller was promoted to the position of TEAM's vice president, account management where she was responsible for the implementation and management of large-scale systems implementation and generally overseeing ongoing consulting projects. Prior to her 1995 promotion, Ms. Goldkiller was director of consulting services and held positions as project manager, client manager, project overseer and senior HRIS consultant.

         JAMES C. DEAN joined the Company in February 1994 as its director of corporate development and was appointed a vice president in November 1994. From 1985 until joining the Company, Mr. Dean was employed at Policy Management Systems Corporation ("PMSC"), a publicly-traded company. At the time Mr. Dean left PMSC, he held the position of assistant vice president.

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's chief executive officer and its four other executive officers (the "Named Executive Officers") whose total annual salaries and bonuses exceeded $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


               (A)                (B)         (C)            (D)               (E)                 (F)                  (G)

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS

                                                                                                SECURITIES
                                                                          OTHER ANNUAL          UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION    YEAR     SALARY($)      BONUS($)       COMPENSATION($)     OPTIONS/SARS(#)      COMPENSATION($)
   ---------------------------    ----     ---------      --------       ---------------     ---------------      ---------------
William E. Berry, President
 (Chief Executive Officer)........1996    $196,795      $    0(1)          $12,000(2)                     0               $4,863(3)
                                  1995    $188,800      $5,665(4)          $ 7,132(2)                     0               $    0
                                  1994    $188,800      $    0             $13,621(2)                     0               $    0



                                       8




John E. Steiner, Executive Vice
 President........................1996    $196,795      $    0(1)          $12,000(2)                     0               $2,629(3)
                                  1995    $188,800      $5,665(4)          $ 4,893(2)                     0               $    0
                                  1994    $188,800      $    0              $8,692(2)                     0               $    0

James C. Dean, Vice
 President........................1996    $127,500      $     0                $0                         0               $    0
                                  1995    $120,000      $20,000(5)             $0                    10,000               $    0

Corine C. Goldkiller, Senior Vice
President.........................1996    $118,757      $    0                 $0                    25,000               $    0
                                  1995    $103,425      $7,500(5)              $0                         0               $    0

Mark Murphy, Vice
 President(6).....................1996    $103,000      $     0                $0                         0               $    0

------------
         (1) Pursuant to their employment agreements Messrs. Berry and Steiner are each entitled to be paid bonuses of approximately $1,500 in 1997 based on the Company's net income in 1996.

         (2) Represents non-cash compensation in the form of a car allowance and related expenses and in 1994 and 1995, also life insurance payments.

         (3)      Represents life insurance payments.

         (4) Represents bonuses paid on 1994 net income in accordance with Messrs. Berry and Steiner's employment agreements.

         (5)      Represents bonuses related to performance.

         (6)      Mr. Murphy resigned as an executive officer in April 1997.


         The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 1996.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
           (A)                         (B)                       (C)                  (D)            (E)

                                                              % OF TOTAL
                               NUMBER OF SECURITIES          OPTIONS/SARS         EXERCISE OR
                             UNDERLYING OPTIONS/SARS     GRANTED TO EMPLOYEES     BASE PRICE     EXPIRATION
           NAME                      GRANTED                IN FISCAL YEAR        ($/S(1)(1)        DATE
           ----              -----------------------     --------------------     -----------    ----------
William E. Berry                       0/0                       N/A                  N/A            N/A
John E. Steiner                        0/0                       N/A                  N/A            N/A
James C. Dean                          0/0                       N/A                  N/A            N/A
Corine C. Goldkiller                 25,000/0                     9%                 $7.25       06/03/2006
Mark Murphy                            0/0                       N/A                  N/A            N/A

------------
         (1)      All options were granted at 100% of fair market value.


         The following table sets forth certain information with respect to the exercise of Options to purchase common stock and SARs during the fiscal year ended December 31, 1996, and the unexercised Options held and the value thereof at that date, for each Named Executive Officer.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


         (A)                      (B)                     (C)                       (D)                         (E)

                                                                            NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS/SARS AT FY-END(#)         OPTIONS/SARS
                                                                                                           AT FY-END($)
                            SHARES ACQUIRED              VALUE                  EXERCISABLE/               EXERCISABLE/
         NAME                ON EXERCISE(#)           REALIZED($)             UNEXERCISABLE(1)           UNEXERCISABLE(2)
         ----               ---------------           -----------             ----------------           ----------------
William E. Berry                   0                       0                         0                           0
John E. Steiner                    0                       0                         0                           0
James C. Dean                      0                       0                   14,405/16,226              $42,482/$77,446
Corine C. Goldkiller               0                       0                   12,976/24,402              $15,057/$45,162
Mark Murphy                        0                       0                   17,778/12,222              $45,000/$26,660

------------
         (1) Exercisable options include all currently vested Options without restrictions. Unexercised Options includes non-vested Options and Options which are held in escrow.

         (2) Based upon a fair market value at fiscal year end of $7.25 per share minus the exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company employs Messrs. Berry and Steiner pursuant to three year written employment agreements expiring in February 1998. The agreements with Mr. Berry and Mr. Steiner provide for a base annual salary of $188,000 subject to cost of living increases. Both may terminate their respective agreements if: (i) such persons' duties are substantially modified, (ii) the Company materially breaches such agreements or (iii) if any entity or person not currently an executive officer or stockholder of the Company either individually or as part of a group becomes the beneficial owner of 40% or more of the common stock of the Company. In such an event, they may elect to either: (a) receive full compensation and benefits payable under their employment agreements for the remainder of the term of the agreements or (b) a release from the non-competition provisions of their respective agreements. The effect of such provisions may discourage a hostile takeover even if in the best interest of all other stockholders.

         Mr. Michael Matte, the Company's chief financial officer receives an annual salary of $130,000. Ms. Corine C. Goldkiller, the Company's senior vice president of human resources consulting, is employed at the rate of $125,000 per annum, and Mr. James Dean, a vice president, receives an annual salary of $127,500.

STOCK OPTION PLAN

         The Company adopted the Plan in 1994 for employees, consultants and directors, covering 300,000 Options. Subsequently, the board of directors increased the Options by an additional 150,000 shares covered under the Plan. Stockholder ratification of the 50,000 Option increase is being sought at the annual meeting so that the Options will meet the Code's requirements for grants of ISOs. See Proposal 3. Amendment of 1994 Stock Option Plan.

         The Plan is intended to comply with Section 16(b) of the Securities Exchange Act of 1934, and Rule 16b-3 promulgated thereunder and other applicable laws and is administered by the board of directors. The board of directors has the power to determine eligibility to receive Options, the terms of any Options including the exercise price, the number of Options, the vesting schedule and the term of any such Options. The exercise price of all Options granted under the Plan must be at least equal to the fair market value of the shares of Class A common stock on the date of such grant. If a grant is made to an employee owning stock representing more than 10% of the voting power of the Company's outstanding stock, the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum term of the ISO must not exceed five years. The terms of all other Options granted under the Plan may not exceed 10 years.

         Currently, the Company has 79,585 outstanding Options exercisable at $1.76 of which 46,731 are in escrow and 309,067 outstanding Options exercisable at $5.00 - $7.50 per share. All Options vest at the rate of one-sixth each June 30th and December 31st subject to continued employment. A portion (62%) of the Options exercisable at $1.76 per share are subject to the Escrow Agreement between the Company and the Underwriter of its initial public offering.

         The following table gives information as to all Options to purchase the Company's Class A common stock which were granted to each outside director (and former director) of the Company pursuant to both the automatic grant provisions of the Plan and any discretionary grants.

--------------------------------------------------------------------------------------------------------------------------------
                                             OUTSIDE DIRECTORS OPTIONS OUTSTANDING
                                                     AS OF MAY 21, 1997(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           AVERAGE OPTION
                                        TYPE OF                 DATE OF                                    EXERCISE PRICE
NAME                                     GRANT                   GRANT                   NUMBER               PER SHARE
--------------------------------------------------------------------------------------------------------------------------------
Sherman A. Drusin                       Formula               May 24, 1994               12,000                $ 5.00
                                 -----------------------------------------------------------------------------------------------
                                     Discretionary         November 17, 1995             13,000                $6.875
                                 -----------------------------------------------------------------------------------------------
                                     Discretionary           July 17, 1996               10,000                $7.344
                                 -----------------------------------------------------------------------------------------------
                                        Formula             January 1, 1997              12,000                 $7.25
--------------------------------------------------------------------------------------------------------------------------------
Richard H. Williams                     Formula             January 24, 1994             12,000                $ 5.00
                                 -----------------------------------------------------------------------------------------------
  (former director)                  Discretionary         November 17, 1995             13,000                $6.875
                                 -----------------------------------------------------------------------------------------------
                                     Discretionary           July 17, 1996                1,667                $7.344
--------------------------------------------------------------------------------------------------------------------------------

------------
         (1)      As of May 21, 1997, none of these Options have been exercised.


401(K) SAVINGS PLAN

         The Company maintains an employee savings plan (the "401(k) Plan") under Section 401(k) of the Code. The 401(k) Plan covers all employees who meet certain service requirements and is funded by employee contributions, matching Company contributions and discretionary annual contributions from the Company in amounts determined by the board of directors. The 401(k) Plan provides that a participant may make voluntary contributions over one year in amounts ranging from 2% to 15% of their annual compensation during the Plan year. The Company may make a matching contribution equal to a percentage of the elective contributions made by the participants. The discretionary contributions are allocated following the end of the 401(k) Plan year to all participants eligible to share therein in the same proportion that each participant's compensation bears to the compensation of all eligible participants vested at all times. The participants' interest in the Company's matching contribution and discretionary contribution vests ratably over a five year period. Benefit distributions under the 401(k) Plan are in the form of lump sums or a life annuity. The 401(k) Plan was adopted as of June 1, 1992. For 1996 approximately $60,000 in matching contributions or discretionary contributions were made by the Company to the 401(k) Plan. The Company may make an additional discretionary annual contribution.

BOARD MEETINGS AND COMMITTEES

         The board of directors of the Company held nine meetings during the fiscal year ended December 31, 1996. Additionally, three unanimous consents in lieu of a formal meeting were executed. All directors attended each of the meetings of the board of directors held during this period either in person or by telephone. The Company has established an Audit and Compensation Committee. Mr. Drusin is a member of each Committee with one vacancy.

RELATED PARTY TRANSACTIONS

         During 1996 and to date, the Company has employed three of Mr. John E. Steiner's adult children in various non-management positions. Two of these individuals reported to Mr. Steiner. The aggregate compensation paid to Mr. Steiner's children in 1996 was $77,774. In connection with moving all the Company's accounting and financial functions from its South Carolina office to its corporate headquarters in West Palm Beach, one of Mr. Steiner's children have resigned.

         Mr. Steiner also is in the process of moving to West Palm Beach and the Company has authorized reimbursement of Mr. Steiner's actual rental expenses up to a maximum of $1,500 per month for seven months and other expenses to the extent they duplicate expenses paid by him for his South Carolina residence. Additionally, the board of directors approved payment to Mr. Steiner of other relocation expenses not to exceed $65,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the best of the Company's knowledge based on a review of its files, all filings of Form 3, 4 and 5 required to be made with the Securities and Exchange Commission have been made.

PROPOSAL 2.  APPOINTMENT OF AUDITORS

         Price Waterhouse LLP ("Price") independent public accountants, currently acts as the independent auditors of the Company and has been selected by the board of directors to act as auditors for the fiscal year ended December 31, 1997 subject to stockholder approval. Unless directed to vote no, proxies being solicited will be voted in favor of the ratification of Price as independent auditors for the Company's fiscal year ended December 31, 1997. Price acted as auditors for the Company for the fiscal year ended December 31, 1996. A representative of Price will be present at the meeting to respond to questions.

         Ratification of the appointment of Price as the Company's independent accountants for fiscal 1997 will require the affirmative vote of at least a majority of the votes represented in person or by proxy at the annual meeting. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

PROPOSAL 3.  AMENDMENT OF 1994 STOCK OPTION PLAN

         In 1994, the Company established the Plan covering 300,000 shares of Class A common stock. The Plan was increased to 400,000 Options in 1995. The board of directors approved an additional increase of 50,000 Options in 1996. See "Stock Option Plan". Ratification and approval by the stockholders is being sought for the 1996 increase of 50,000 Options under the Plan. Pursuant to new rules recently promulgated by the Securities and Exchange Commission stockholder approval is not required for amendment of a Company's Plan including an amendment to increase the size of the Plan. However, the Code requires stockholder approval if the Options to be granted are treated as ISOs rather than non-qualified Options. Management believes it is in the best interest of the Company's employees to grant ISOs whenever possible because no tax to the employee is recognized upon exercise of the ISOs.

         An affirmative vote of the holders of at least a majority of the votes represented in person or by proxy at the annual meeting is required to approve the proposed amendment to the Plan.

PROPOSAL 4.  OTHER MATTERS

         The board of directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are unable to attend the meeting, at your request, the Company will cancel the proxy.

STOCKHOLDERS' PROPOSALS

         Any stockholder of the Company, who wishes to present a proposal to be considered at the 1998 annual meeting of the stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than December 31, 1997.

         The Company will furnish, without charge to any stockholder submitting a written request a copy of the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Mr. Michael Matte, InTime Systems International, Inc., 1601 Forum Place, 5th Floor, West Palm Beach, Florida, 33401.


                             By the Order of the Board of Directors




                             William E. Berry, Secretary

                PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                     INTIME SYSTEMS INTERNATIONAL, INC.
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 1, 1997


         The undersigned hereby appoints William E. Berry and John E. Steiner as my proxy with power of substitution for and in the name of the undersigned to vote all shares of Class A and Class B common stock of Intime Systems International, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of shareholders of the Company to be held at the Company's offices located at 1601 Forum Place, 5th Floor, West Palm Beach, Florida on July 1, 1997 at 9:30 a.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:

EACH SHARE OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OUTSTANDING ON THE RECORD DATE IS ENTITLED TO ONE VOTE OR FIVE VOTES, RESPECTIVELY, ON ALL PROPOSALS.

1. I hereby elect the following individuals to serve on the board of directors of the Company until the Company's next annual meeting.

        NAME                  YES            NO
        ----                  ---            --

a)  William E. Berry          ____          ____
b)  John E. Steiner           ____          ____
c)  Sherman A. Drusin         ____          ____
d)  William J. Hurley         ____          ____

2. I hereby ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ended December 31, 1997.

   Yes ____     No ____    Abstain ____

3. I hereby approve amendment of the Company's 1994 Stock Option Plan increasing the number of options by 50,000 options to an aggregate of 450,000 options.

   Yes ____     No ____    Abstain ____

4. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of shareholders.

   Yes ____     No ____    Abstain ____

(Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

If no direction is indicated, this Proxy will be voted as recommended by the board of directors for all proposals.

                         Dated: _____________________________, 1997

                         _____________________________________
                         Signature of Shareholder

                         _____________________________________
                         Typed or Printed Name of Shareholder

                         _____________________________________
                         Number of Class A Shares Owned

                         _____________________________________
                         Number of Class B Shares Owned